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Exhibit 31.A

CERTIFICATION

I, Douglas L. Foshee, certify that:

  1.
  I have reviewed this Amendment No.1 on Form 10-K/A to our Annual Report on Form 10-K of El Paso Corporation; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2012.

/s/ Douglas L. Foshee Douglas L. Foshee President and Chief Executive Officer (Principal Executive Officer) El Paso Corporation

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  Exhibit 31.A
CERTIFICATION